UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which Registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

FTI Consulting, Inc. (“FTI Consulting” or the “Company”) filed a Current Report on Form 8-K on March 31, 2025 (the “Form 8-K”) to report the appointments of Eric Steigerwalt and Janet Zelenka to the Company’s Board of Directors (the “Board”). At the time the Form 8-K was filed, the Board had not yet made determinations regarding Board committee assignments for Mr. Steigerwalt and Ms. Zelenka.

The Form 8-K is hereby amended solely to report that, on June 4, 2025, the Board appointed Mr. Steigerwalt to the Board’s Audit Committee and Compensation Committee and appointed Ms. Zelenka to the Board’s Audit Committee and Nominating, Corporate Governance and Social Responsibility Committee, each effective as of such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 5, 2025

	By:	/s/ CURTIS P. LU
	Name:	Curtis P. Lu
	Title:	General Counsel

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